SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act or 1934
                              (Amendment No.  )


Filed by Registrant [X]
Filed by a Party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                             CB BANCSHARES, INC.


                (Name of Registrant as Specified In Its Charter)
- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     ........................................................................
     2)     Aggregate number of securities to which transaction applies:
     ........................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ........................................................................
     4)     Proposed maximum aggregate value of transaction:
     ........................................................................
     5)     Total fee paid:
     ........................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     ........................................................................
     2)     Form, Schedule or Registration Statement No.:
     ........................................................................
     3)     Filing Party:
     ........................................................................
     4)     Date Filed:
     ........................................................................

                                   May 9, 1996


Dear Fellow Shareholder:

      Aloha.

      After working with us for almost three years as our trusted exclusive financial advisor, M. A. Shapiro & Co., a New York brokerage firm, is mounting a proxy contest for two seats on our Board of Directors. Although we have been in existence for 37 years, they would like you to focus on the past two years' performance.

      Before taking any action, there are a few facts that you should consider:

      Until we ended the relationship - only 5 months ago - our former financial advisor enjoyed the trust of CB Bancshares' management and Board of Directors. It was given access to confidential information: not only financial, but operating data, and it received significant compensation for its services.

      M. A. Shapiro & Co. was terminated this past December for a variety of reasons; now they are asking our shareholders to vote for their two director nominees - hand-picked managers from the New York area who have no apparent knowledge of our culture, economy, or banking community in Hawaii. In 1959, we founded City Bank (now part of CB Bancshares), as a community bank, to serve Hawaii's unique business requirements. We believe that understanding our island culture and our economy is a must for a business in Hawaii.

      Two of your company's nominees for the board of directors are included on the opposition's slate of directors. Do not be confused: Mr. Lionel Y. Tokioka and Mr. James H. Kamo NEVER agreed to have their names on the opposition's slate of directors.

      Although the New York group is critical of our very recent performance, we have consistently told our shareholders that this has been a transition period. When we acquired International Savings and Loan Association, Limited in 1994, our asset base, operations and management grew to a new plateau. We have been working to take advantage of the combined strengths of City Bank and International Savings and Loan, with one objective: to provide better capabilities and service to our islands' customers. We are working hard to improve our performance. Naturally, we intend to enhance shareholder value over the long term. We are committed to strive for improved returns for you, our shareholder.

      In the past 37 years, we have grown to become the third largest bank holding company in Hawaii. Consider our achievements during the past five years:

      Net assets grew from $686 million to $1.5 billion
      Net loans from $478 million to $1.14 billion
      Total deposits:  $576 million to $1.01 billion
      Total equity:  $51.7 million to $116.5 million
      Tangible Book value/share:  $24.24 to $29.63
      Tier I Capital ratio:  10.12% to 11.58%

      Obviously, we are very disappointed by the actions of our former financial advisor. We trust that this letter will begin to provide the perspective you need as a shareholder of our community bank. As always, your vote is important. Your management and board of directors look forward to seeing you at the annual meeting. Whether or not you plan to attend, PLEASE VOTE THE ENCLOSED BLUE PROXY CARD TODAY. In the meantime, if you have any questions, please call Chemical Mellon Shareholders Services, which is assisting your company, toll-free at (888) 532-8140 (Hawaii) or (800) 244-7265 (Mainland).

Yours truly,



James M. Morita
Chairman of the Board and
  Chief Executive Officer


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

SCHEDULE A

INFORMATION CONCERNING CERTAIN OFFICERS AND EMPLOYEES

     The following table sets forth the name and the present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on of certain officers and employees of CB Bancshares, Inc. ("Bancshares"), City Bank ("Bank"), and/or International Savings and Loan Association, Limited ("ISL") who may assist in soliciting proxies from Bancshares' shareholders. All positions described below are as of the Record Date, April 16, 1996.

Name and Principal                         Present Office of Other Principal
Business Address                              Occupation or Employment
- -----------------                             ------------------------

For the following City Bank officers and employees (except as indicated), the address is:
201 Merchant Street
Honolulu, Hawaii  96813

Stuart Asahina                       Vice-President

Alexander Battad                     Vice-President

Marian Kahapea                       Operations Officer

Randall T. Kawano                    Senior Vice-President

Michael Kawamoto                     Executive Vice-President

Michael Lau                          Assistant Vice-President

Paul K. Lemcke                       Assistant Vice-President

Cynthia Manabe                       Branch Manager
1338 S.Beretania St.
Honolulu, Hawaii  96814

Alan Matsunaga                       Assistant Vice-President

Curtis Miyashiro                     Assistant Vice-President
1600 Kapiolani Blvd.
Honolulu, Hawaii

Steve Morse                          Vice-President

Melvin M. Murakami                   Assistant Vice-President

Herbert Nada                         Senior Vice-President

Clifford Ogata                       Vice-President

Lloyd Okazaki                        Assistant Vice-President
1001 Kamokila Blvd. #104
Kapolei, Hawaii  96707

Rodney Oshiro                        Assistant Vice-President

Yasunori Sato                        Senior Vice-President

Melvin Tanaka                        Loan Officer

Leonard Tom                          Vice-President


For the following International Savings and Loan Association, Ltd. officers and employees (except as indicated), the address is:
1111 Bishop Street, 4th Floor
Honolulu, Hawaii  96813

Linda Bluefarb                       Internal Auditor

Lilibeth A. Briones                  Customer Services/Sales Manager

John Clivio                          Chief Appraiser

Terry Hacker                         Customer Services/Sales Manager
36 S. King Street
Honolulu, Hawaii  96813

Arlene K. Ho                         Senior Vice President

Konrad Ikei                          Account Executive

Joy Ito                              Marketing Division

Remy Llamas                          Customer Services/Sales Manager

Angelica Petrie                      Operations Supervisor
285 Kaahumanu Ave.
Kahului, Hawaii  96753

Gina C. Yogi                         Loan Officer

                                  SCHEDULE B

     SHARES HELD BY CERTAIN OFFICERS AND EMPLOYEES AND CERTAIN TRANSACTIONS IN THE SECURITIES OF CB BANCSHARES, INC. WITHIN THE PAST TWO YEARS

     The shares of Common Stock held by certain Officers and Employees of Bancshares, the Bank and/or ISL during the past two years are as follows:

                                                Common Stock
                                                Beneficially Owned (1)
                                                 ------------------
Stuart Asahina                                           1,161  (2)
Alexander Battad                                           532  (2)
Marian Kahapea                                           2,165
Michael Kawamoto                                         9,331  (2)
Randall T. Kawano                                        1,580  (2)
Michael Lau                                              1,123
Paul K. Lemcke                                             234
Cynthia Manabe                                           2,427
Alan Matsunaga                                               0
Curtis Miyashiro                                         1,830
Steve Morse                                              1,280
Melvin M. Murakami                                         930
Herbert Nada                                             5,211  (2)
Clifford Ogata                                           3,784  (2)
Lloyd Okazaki                                              464
Rodney Oshiro                                            1,956
Yasunori Sato                                            1,418  (2)
Melvin Tanaka                                            2,196  (2)
Leonard Tom                                                625  (2)
Linda Bluefarb                                             105
Lilibeth A. Briones                                         54
John Clivio                                                101
Arlene K. Ho                                             1,314  (2)
Terry Hacker                                                 0
Konrad Ikei                                                 68
Joy Ito                                                     60
Remy Llamas                                                 88
Angelica Petrie                                             63
Gina C. Yogi                                                 0

(1) All shares shown above include shares allocated to individuals account in the CB
     Bancshares, Inc. Employee Stock Ownership Plan ("Bancshares ESOP"), the voting of which shares he/she is entitled to direct.

(2)  These share numbers include 200, 200, 375, 750, 250,
     200, 375, 200, 200, and 200 shares which may be purchased pursuant to the exercise of exercisable stock options by officers
     S. Asahina, A. Battad, M. Kawamoto, R. Kawano, H. Nada,
     C. Ogata, Y. Sato, M. Tanaka, L. Tom and A. Ho, respectively.

     The following table sets forth information with respect to all purchases and sales or other acquisitions or dispositions, of shares of Bancshares' Common Stock by certain officers and employees of Bancshares, the Bank and/or ISL during the past two years.
                                                Number of Shares
                                                Purchased (Sold)       Date (1)
                                                ----------------       ----
Stuart Asahina                                             347       12/31/94
                                                           400   (4) 10/19/94
                                                           400   (5) 12/29/95
Alexander Battad                                           277       12/31/94
                                                           400   (4) 10/19/94
Marian Kahapea                                             262       12/31/94
Randall T. Kawano                                          426       12/31/94
                                                           750   (4) 10/19/94
                                                           750   (5) 12/29/95
Michael Kawamoto                                           732       12/31/94
                                                         1,500   (4) 10/19/94
                                                         1,500   (5) 12/29/95
Michael Lau                                                259       12/31/94
Paul K. Lemcke                                             145       12/31/94
Cynthia Manabe                                             304       12/31/94
                                                            25   (2) 12/16/95
Alan Matsunaga                                               0
Curtis Miyashiro                                           289       12/31/94
Steve Morse                                                295       12/31/94
                                                            15   (2) 12/16/95
Melvin M. Murakami                                         227       12/31/94
Herbert Nada                                               492       12/31/94
                                                           500   (4) 10/19/94
                                                           750   (5) 12/29/95
Clifford Ogata                                             493       12/31/94
                                                           400   (4) 10/19/94
                                                           400   (5) 12/29/95
Lloyd Okazaki                                              160       12/31/94
                                                            (5)       5/17/95
Rodney Oshiro                                              283       12/31/94
                                                            15   (2) 12/10/94
Yasunori Sato                                              375       12/31/94
                                                           750   (4) 10/19/94
                                                           750   (5) 12/29/95
Melvin Tanaka                                              353       12/31/94
                                                           400   (4) 10/19/94
                                                           400   (5) 12/29/95
Leonard Tom                                                218       12/31/94
                                                           400   (4) 10/19/94
Linda Bluefarb                                             105       12/31/94
Lilibeth A. Briones                                         54       12/31/94
John Clivio                                                101       12/31/94
Terry Hacker                                                 0
Arlene K. Ho                                                96       12/31/94
                                                           400   (4) 10/19/94
                                                           750   (5) 12/29/95
Konrad Ikei                                                 68       12/31/94
Joy Ito                                                     60       12/31/94
Remy Llamas                                                 88       12/31/94
Angelica Petrie                                             63       12/31/94
Gina C. Yogi                                                 0
Kihei Hirai                                             (1,696)  (6)  6/30/95

(1) Except as otherwise noted, the transactions shown represents the December 31, 1994 allocation of shares through Bancshares ESOP.

(2)  Acquisition of shares by stock award by Bancshares.

(3)  Open market sales of shares.

(4) Grant of stock option for shares on October 19, 1994 (unexercised as of the Record Date).

(5) Grant of stock option for shares on December 29, 1995 (unexercised as of the Record Date).

(6) This represents a cash distribution from Bancshares ESOP to Mr. Hirai which he received in connection with the termination of his employment contract on June 30, 1995. This information amends the information concerning Mr. Hirai included in the CB Bancshares, Inc. Proxy Supplement dated May 2, 1996.

     Other than as disclosed in this Schedule or in the Proxy Statement, none of Bancshares, any of its officers or employees named in this Schedule owns any securities of Bancshares or any subsidiary thereof, beneficially or of record, has purchased or sold any of such securities within the last two years, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Schedule or in the Proxy Statement, to the knowledge of Bancshares, its officers or employees named in this Schedule, none of their associates beneficially owns, directly or indirectly, any securities of Bancshares.

     Other than as disclosed in this Schedule or in the Proxy statement, to the knowledge of Bancshares, none of Bancshares, its officers or employees named in this Schedule, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon at the Annual Meeting of Stockholders to be held May 23, 1996.

     R. Kawano and M. Kawamoto are each a party to a Change of Control Agreement with the Bank. The provisions of the Change of Control Agreements are described in the Bancshares Proxy Statement under "Change of Control Agreements."

     B. Arnemann, A. Battad, B. Asato, S. Morse, C. Ogata, D. Teruya, M. Tanaka and Y. Sato are parties to deferred compensation agreements with the Bank. Under these agreements, the Bank is obligated to provide to the officer or his beneficiaries during a period of ten years after the officer's death, disability, or retirement, annual benefits of $25,000. R. Kawano and M. Kawamoto are subject to similar agreements except that the annual benefit is $50,000.

     Other than as disclosed in this Schedule or in the Proxy Statement, to the knowledge of Bancshares, none of Bancshares, its officers or employees named in this Schedule is, or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any class of securities of Bancshares, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Other than as set forth in this schedule or in the Proxy Statement, to the knowledge of Bancshares, its officers or employees named in this Schedule, or any of their associates, has had or will have direct or indirect material interest in any transaction or series of transactions since the beginning of Bancshares' last fiscal year or any currently proposed transaction, or series of similar transactions, to which Bancshares or any of its subsidiaries was or is to be party in which the amount involved exceeds $60,000.

     Other than set forth in this Schedule or in the Proxy Statement, to the knowledge of Bancshares, none of Bancshares, its officers or employees named in this Schedule, or any of their associates, has any arrangements or understandings with any person or persons with respect to any future employment by Bancshares or its affiliates or with respect to any future transactions to which Bancshares or any of its affiliates will or may be a party.